Exhibit 99.1
SOUNDBITE COMMUNICATIONS REPORTS
FOURTH QUARTER AND FISCAL YEAR 2008
FINANCIAL RESULTS
Revenues of $10.7 Million in Fourth Quarter; Fiscal Year 2008 Revenues up 9% over
2007;
First Party Revenues Grew 30% over 2007
BEDFORD, Mass. – February 26, 2009 – SoundBite Communications, Inc. (NASDAQ: SDBT) today announced its financial results for the fourth quarter and full year ended December 31, 2008. Fourth quarter revenues were $10.7 million, a decrease of 6% from the same quarter in 2007. Net loss per share was $0.08 in the fourth quarter versus net earnings per share of $0.08 in the same quarter of 2007.
Revenue Highlights
•	First-party clients represented 78% and third-party clients represented 22% of total revenues in the fourth quarter of 2008.

•	On full year basis, first party revenues grew 30% over 2007.
“Despite the challenging economic backdrop and its impact on our results, particularly on our third-party collections business, we achieved a great deal in 2008.  We executed on our long-term strategic vision of leveraging our on-demand, multi-channel solution into new applications in new markets as companies increasingly discover the value of proactive customer communications.  Our focus on expanding the first party portion of our business resulted in first-party revenues growing 30% in 2008 versus 2007 and becoming the dominant side of our business,” stated Peter Shields, president and CEO of SoundBite Communications.
Shields continued, “We also completed our transition to a VoIP backbone, launched a major release of our platform, which included highly anticipated features and functionality, and released a web services Application Programming Interface (API) to further expand our reach into the messaging and notifications marketplace.  Overall, I believe the tactical groundwork and strategic accomplishments in 2008 position us well for future business expansion and success.”

Quarterly Results
Gross margin for the fourth quarter of 2008 was 61.1% versus 66.6% in the fourth quarter of 2007. Operating expenses were $7.8 million in the fourth quarter of 2008 and as a percentage of revenues were 73.6% versus 63.5% in the year-earlier period. Included in the operating expenses for the fourth quarter of 2008 were $40,000 related to the impairment of goodwill and $42,000 related to amortization of intangible assets associated with the Company’s acquisition of Mobile Collect.
Net loss was $1.2 million for the fourth quarter of 2008 versus net earnings of $1.2 million in the fourth quarter of 2007. Net loss per share for the fourth quarter of 2008 was $0.08 versus net earnings per share of $0.08 in the same quarter of 2007.
Net loss in the fourth quarter of 2008 included stock-based compensation expense of $260,000, a charge resulting from the impairment of goodwill of $40,000 and amortization of intangibles of $44,000, which reflects $40,000 in operating expenses and $2,000 in cost of sales. Net earnings in the fourth quarter of 2007 included income of $595,000 related to the revaluation of warrants and a stock-based compensation charge of $98,000. (See the table attached to the condensed consolidated statement of operations for a breakdown of stock-based compensation expense by operating statement line item.)
In the fourth quarter of 2008, SoundBite restructured its organization to align its operating costs with short-term revenue expectations. These actions affected 17 personnel, or approximately 10% of its organization. As a result of this workforce reduction, the Company expects annual operating expenses for 2009 will approximately reflect the reduced operating expense run rate of the fourth quarter of 2008. The headcount reduction affected most areas of the Company except for engineering and network operations. SoundBite does not believe that this action will have an impact on product development or customer satisfaction.
Full-Year 2008 Results
For full-year 2008, revenues were $43.2 million, up 9.4% from revenues of $39.5 million in 2007. Gross margin for the full year 2008 was 61.4% versus 63.9% in 2007. Operating expenses were $33.4 million or 77.2% of revenues, versus $24.6 million or 62.3% of revenues in 2007. Operating expenses for the year 2008 included stock-based compensation expense of $825,000 versus $312,000 in 2007. Included in 2007 was a charge of $352,000 to reflect the increase in fair value of redeemable preferred stock warrants.
Net loss for 2008 was $1.3 million versus net income of $466,000 in 2007. Net loss per share for the full year 2008 was $0.09 versus net earnings per share of $0.03 for the full year 2007.

Other Highlights of the Quarter
•	Released the real time web services Application Programming Interface (API).

•	Received the 7th Annual Bank Technology News “2008 Innovators Award”.

•	Achieved annual compliance as a service provider under the Payment Card Industry Data Security Standard (PCI DSS).
First Quarter 2009 Guidance
For the first quarter of 2009, SoundBite currently projects revenues in the range of $9.2 million to $10.2 million and gross margin in the range of 58% to 60%. The projection for pro forma operating loss is in the range of $1.7 million to $1.0 million. Excluded from the pro forma operating loss projection are stock based compensation of approximately $270,000 and amortization of intangibles of $45,000. Interest income is projected to be approximately $50,000. The basic weighted average share count is expected to be 15.5 million for the first quarter of 2009. SoundBite expects capital expenditures to be approximately $500,000 and depreciation expense to be approximately $730,000.
Webcast and Teleconference Information
The Company will host a conference call today at 5:00 p.m. ET to discuss its financial results.  A live and archived webcast of the event will be available at http://ir.soundbite.com/events.cfm. A live dial-in is available domestically at 877-718-5098 and internationally at 719-325-4832. A replay of the call will be available two hours after the live call until 11:59 p.m. ET on March 12, 2009 and can be accessed by dialing 888-203-1112 for domestic callers and 719-457-0820 for international callers and entering passcode 3421900.
About SoundBite Communications
SoundBite Communications provides on-demand, integrated multi-channel communications solutions that enable clients to achieve superior business results. Building on its foundation as a leading provider of automated voice messaging services, SoundBite offers integrated voice, text and email messaging solutions that help clients deliver the right message, to the right customer, using the right channel, at the right time. Organizations in industries such as collections, financial services, retail, telecom and media, and utilities rely on the SoundBite Intelligent Communications Platform to send over a billion messages annually for collections, customer care, and sales and marketing applications. For more information, visit http://www.SoundBite.com.
Forward-Looking Statement
This is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release, including statements made in the fourth paragraph under “Quarterly Results” and statements under “First Quarter 2009 Guidance” are based upon SoundBite’s historical performance and its current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by SoundBite, its management or any other person that the future plans, estimates or expectations contemplated by SoundBite will be achieved. These forward-looking statements represent SoundBite’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and SoundBite disclaims any obligation to update the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including: slower than anticipated development of the market for automated voice messaging services; defects in SoundBite’s platform, disruptions in its service or errors in its execution; discontinued or decreased use of SoundBite’s service by its clients, which are not subject to minimum purchase requirements for any reason, including market conditions and regulatory developments; and the occurrence of events adversely affecting the collection agencies industry or in-house collection departments, which account for a significant portion of SoundBite’s revenues. These and other factors, including the factors set forth under the caption “Item 1A. Risk Factors” of Part II in SoundBite’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2008, as filed with the Securities and Exchange Commission on November 7, 2008, could cause SoundBite’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
SoundBite is a registered service mark of SoundBite Communications, Inc.
(SDBT: F)

IR Contact:	Media Contact:

Lynn Ricci	Marie Ruzzo
SoundBite Communications	SoundBite Communications
781-897-2696	781-897-2632
lricci@SoundBite.com	mruzzo@SoundBite.com
# # #

SOUNDBITE COMMUNICATIONS, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenues	$10,655	$11,326	$43,211	$39,492
Cost of revenues (1)	4,141	3,780	16,695	14,258

Gross profit	6,514	7,546	26,516	25,234

Operating expenses:
Research and development (1)	1,316	1,155	5,151	3,913
Sales and marketing (1)	4,475	4,093	17,974	14,702
General and administrative (1)	2,006	1,946	9,977	5,999
Impairment of goodwill	40	—	248	—

Total operating expenses	7,837	7,194	33,350	24,614

Operating (loss) income	(1,323)	352	(6,834)	620
Other income (expense):
Interest income	137	284	936	476
Interest expense	—	(21)	—	(222)
Gain on litigation settlement	—	—	4,600	—
Warrant charge for change in fair value	—	595	—	(352)

Total other income (expense), net	137	858	5,536	(98)

(Loss) income before provision for income taxes	(1,186)	1,210	(1,298)	522
Provision for income taxes	21	56	21	56

Net (loss) income	(1,207)	1,154	(1,319)	466
Accretion of preferred stock	—	(4)	—	(37)

Net (loss) income attributable to common stockholders	$(1,207)	$1,150	$(1,319)	$429

Net (loss) income per common share attributable to common stockholders:
Basic	$(0.08)	$0.12	$(0.09)	$0.15
Diluted	$(0.08)	$0.08	$(0.09)	$0.03
Weighted average common shares outstanding:
Basic	15,488,738	9,449,809	15,369,089	2,859,797
Diluted	15,488,738	14,890,172	15,369,089	12,778,255

(1)	Amounts include stock-based compensation expense, as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Cost of revenues	$10	$2	$33	$6
Research and development	25	5	85	17
Sales and marketing	127	38	403	120
General and administrative	98	53	337	175

	$260	$98	$858	$318

SOUNDBITE COMMUNICATIONS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	December 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$37,425	$35,674
Accounts receivable, net of allowance for doubtful accounts of $218 and $176 at December 31, 2008 and December 31, 2007, respectively	6,641	7,261
Prepaid expenses and other current assets	1,221	1,309

Total current assets	45,287	44,244

Property and equipment, net	4,276	6,096
Intangible assets, net	205	—
Other assets	62	149

Total assets	$49,830	$50,489

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$464	$457
Accrued expenses	3,158	3,867

Total current liabilities	3,622	4,324

Non-current liabilities:
Other liabilities	454	—

Total liabilities	4,076	4,324

Stockholders’ equity:
Common stock, $0.001 par value — 75,000,000 shares authorized; 15,701,644 shares issued and 15,506,259 shares outstanding at December 31, 2008; 15,420,888 shares issued and 15,225,503 shares outstanding at December 31, 2007	16	15
Additional paid-in capital	66,703	65,720

Treasury stock, at cost —195,385 shares at December 31, 2008 and December 31, 2007	(132)	(132)
Accumulated other comprehensive (loss) income	(72)	4
Accumulated deficit	(20,761)	(19,442)

Total stockholders’ equity	45,754	46,165

Total liabilities and stockholders’ equity	$49,830	$50,489

SOUNDBITE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Year Ended
	December 31,
	2008	2007
Cash flows from operating activities:
Net (loss) income	$(1,319)	$466
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation of property and equipment	3,205	2,869
Amortization of intangible assets	144	—
Allowance for doubtful accounts	42	56
Change in fair value of preferred stock warrant liability	—	352
Stock-based compensation	858	318
Impairment of goodwill	248	—
(Gain) loss on disposal of equipment	(20)	132
Change in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	628	(1,396)
Prepaid expenses and other current assets	88	(699)
Other assets	88	(149)
Accounts payable	85	7
Accrued expenses	(255)	1,321

Net cash provided by operating activities	3,792	3,277

Cash flows from investing activities:
Proceeds received from sale of equipment	28	—
Acquisition of business	(651)	—
Purchases of property and equipment	(1,490)	(4,833)

Net cash used in investing activities	(2,113)	(4,833)

Cash flows from financing activities:
Proceeds from equipment and bank line of credit	—	2,345
Repayments of equipment and bank line of credit	—	(5,890)
Proceeds from issuance of common stock upon initial public offering, net of offering costs	—	33,504
Proceeds from issuance of common stock upon exercise of stock options	126	16

Net cash provided by financing activities	126	29,975

Effect of exchange rate changes on cash and cash equivalents	(54)	4

Net increase in cash and cash equivalents	1,751	28,423
Cash and cash equivalents, beginning of period	35,674	7,251

Cash and cash equivalents, end of period	$37,425	$35,674

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$—	$250

Supplemental disclosure of non-cash investing and financing activities:
Accretion of redeemable convertible preferred stock	$—	$37

Property and equipment, included in accounts payable	$4	$82

Reclassification to equity of fair value of preferred stock warrant liability	$—	$834

Conversion of redeemable preferred stock to common stock	$—	$30,825